UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 10, 2005 (Date of earliest event reported)
Montpellier Group, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50103 (Commission File Number)	71-911780705 (IRS Employer Identification Number)

10-1917 West 4th Ave., Vancouver, B.C. (Address of principal executive offices)		V6J 1M7 (Zip Code)
(888) 332-5511 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

a) On August 18, 2005, Donna Lou resigned her position on the Board of Directors and as an officer of the Company. Ms. Liou has served as a Director, Chief Financial Officer, Treasurer and Director since July of 2002. The Company has provided a copy of the disclosures it is making under this Item 5.02 on the date this Report is filed with the Securities and Exchange Commission to Ms. Liou. The Company has requested that she furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not she disagrees with the statements made by us herein, and if so, stating the respects in which she disagrees. Upon receipt of the letter, the Company will file it as an exhibit to this report, or an amendment thereto, no later than two (2) business days following receipt.

b) On August 18, 2005, the Company appointed Roland Vetter as President, Chief Financial Officer, and as a member of the Board of Directors, to be effective August 18, 2005. There have been no transactions during the last two years to which the issuer was or is to be a party in which Mr. Vetter had or is to have a director or indirect material interest. Following is a brief description of Mr. Vetter's prior experience.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2005	MONTPELLIER GROUP, INC. By: /s/ Roland Vetter Roland Vetter, President